Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AEP TEXAS INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0007707
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1630
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

DAVID C. HOUSE, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [x]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [ ]

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

PROSPECTUS

AEP TEXAS INC.
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

UNSECURED NOTES

TERMS OF SALE

The following terms may apply to the notes that we may sell at one or more times. A prospectus supplement or pricing supplement will include the final terms for each note. If we decide to list upon issuance any note or notes on a securities exchange, a prospectus supplement or pricing supplement will identify the exchange and state when we expect trading could begin.

- Mature 9 months to 60 years
- Fixed or floating interest rate
- Remarketing features
- Certificate or book-entry form
- Subject to redemption or repayment
- Not convertible, amortized or subject to a sinking fund
- Interest paid on fixed rate notes monthly, quarterly or semi-annually
- Interest paid on floating rate notes monthly, quarterly, semi-annually, or annually
- Issued in multiples of a minimum denomination

INVESTING IN THESE NOTES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 2 FOR MORE INFORMATION.

The notes have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2024.

THE COMPANY

We engage in the transmission and distribution of electric power to approximately 1,094,000 retail customers through retail electric providers in west, central and southern Texas. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number 614-716-1000). We are a subsidiary of American Electric Power Company, Inc. (“AEP”), a public utility holding company, and we are a part of the American Electric Power integrated utility system. The executive offices of American Electric Power Company, Inc. are located at 1 Riverside Plaza, Columbus, Ohio 43215 and our telephone number is (614) 716-1000.

PROSPECTUS SUPPLEMENTS

We may provide information to you about the notes in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your notes; (b) the accompanying prospectus supplement provides more specific terms of your notes; and (c) if not included in the accompanying prospectus supplement, a pricing supplement will provide the final terms of your notes. It is important for you to consider the information contained in this prospectus, the prospectus supplement and any pricing supplement in making your investment decision.

RISK FACTORS

Investing in the notes involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are those presently known to us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). We also file annual, quarterly and special reports and other information with the SEC. You may examine our SEC filings through the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the notes.

•Annual Report on Form 10-K for the year ended December 31, 2023; and
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement and in any written communication from us or any underwriter specifying the final terms of the particular offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of the notes will be used for funding our construction program and for other general corporate purposes relating to our utility business. These purposes may include redeeming or repurchasing outstanding debt (including the repayment of advances from affiliates) and replenishing working capital. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations. We estimate that our construction costs in 2024 will approximate $1.53 billion. At May 9, 2024, we had $327 million in advances from affiliates outstanding.

DESCRIPTION OF THE NOTES

General

We will issue the notes under an Indenture dated as of September 1, 2017 (as previously supplemented, the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC. See Where You Can Find More Information on how to locate these documents. You may also review these documents at the Trustee’s offices at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox 44, Chicago, Illinois 60606.

The Indenture does not limit the amount of notes that may be issued. The Indenture permits us to issue notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures. Each series of notes may differ as to their terms. The Indenture also gives us the ability to reopen a previous issue of a series of notes and issue additional notes of such series.

The notes are unsecured and will rank equally with all our unsecured unsubordinated debt. For current information on our debt outstanding see our most recent Form 10-K and Form 10-Q. See Where You Can Find More Information.
The notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. Unless an applicable pricing or prospectus supplement states otherwise, the notes will not be subject to any conversion, amortization, or sinking fund. We expect that the notes will be “book-entry,” represented by a permanent global note registered in the name of The Depository Trust Company, or its nominee. We reserve the right, however, to issue note certificates registered in the name of the noteholders.

In the discussion that follows, whenever we talk about paying principal on the notes, we mean at maturity or redemption. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean the City of New York, unless otherwise noted.

The following terms may apply to each note as specified in the applicable pricing or prospectus supplement and the note.

Redemptions

If we issue redeemable notes, we may redeem such notes at our option unless an applicable pricing or prospectus supplement states otherwise. The pricing or prospectus supplement will state the terms of redemption. We may redeem notes in whole or in part by delivering written notice to the noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the notes of a series at one time, DTC (as defined below), in the case of notes represented by a global security, will select the particular notes or portions thereof for redemption from the outstanding notes not previously redeemed in accordance with applicable procedures of DTC. If note certificates are outstanding, the Trustee selects the notes to be redeemed by lot or in such other manner it determines to be fair.

Remarketed Notes

If we issue notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the notes including: interest rate, remarketing provisions, our right to redeem notes, the holders’ right to tender notes, and any other provisions.

Book-Entry Notes - Registration, Transfer, and Payment of Interest and Principal

Unless otherwise stated in a prospectus supplement, book-entry only securities of a series of notes will be issued in the form of a global note that the Trustee will deposit with the Depository Trust Company (“DTC”), New York, New York. This means that we will not issue notes to each holder. One or more global notes will be issued to Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a note certificate, a global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another.

Beneficial interests in global notes will be shown on, and transfers of global notes will be made only through, records maintained by DTC and its participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the notes documents. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its notes purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such notes by causing the Direct Participant to transfer the Participant’s interest in the notes, on DTC’s records, to the Tender/Remarketing Agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered notes to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

If we issue note certificates, they will be registered in the name of the noteholder. The notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments on note certificates will be made by check or by wire transfer to an account located in the United States maintained by the person entitled thereto as specified in the security register.

Interest Rate

The interest rate on the notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the note is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

Unless an applicable pricing or prospectus supplement states otherwise, if we issue a note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Notes

A pricing or prospectus supplement will designate the record dates, payment dates and the fixed rate of interest payable on a note. We will pay interest monthly, quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate note will have an interest rate formula. The applicable pricing supplement will state the initial interest rate or interest rate formula on each note effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

“Event of Default” means any of the following:

•failure to pay for three business days the principal of (or premium, if any, on) any note of a series when due and payable;

•failure to pay for 30 days any interest on any note of any series when due and payable;

•failure to perform any other requirements in such notes, or in the Indenture in regard to such notes, for 90 days after notice;

•certain events of bankruptcy or insolvency; or

•any other event of default specified in a series of notes.

An Event of Default for a particular series of notes does not necessarily mean that an Event of Default has occurred for any other series of notes issued under the Indenture. If an Event of Default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the notes of the series affected may require us to repay the entire principal of the notes of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an Event of Default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Subject to certain exceptions, the Trustee must within 90 days after a default occurs, notify the holders of the notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee security or indemnity satisfactory to it. Subject to the provisions for indemnification, the holders of a majority in principal amount of the notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any notes may be changed. Any change affecting the rights of the holders of any series of notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or a reduction in the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser expressly assumes the payment of principal, and premium, if any, and interest on the notes.

Legal Defeasance

We will be discharged from our obligations on the notes of any series at any time if:

•we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the note of the series; and

•we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of noteholders of that series will not change as a result of our performing the action described above.

If this happens, the noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of notes and replacement of lost, stolen or mutilated notes.

Covenant Defeasance

We will be discharged from our obligations under certain restrictive covenants applicable to the notes of a particular series if, among other things, we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an Event of Default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee and other services of its affiliates in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the notes (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Notes may be sold on a continuing basis through agents designated by us. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

The agents will not be obligated to make a market in the notes. We cannot predict the amount of trading or liquidity of the notes.

By Underwriters

If underwriters are used in the sale, the underwriters will acquire the notes for their own accounts. The underwriters may resell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the notes will be subject to certain conditions. The underwriters will be obligated to purchase all the notes of the series offered if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

We may also sell notes directly. In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the notes may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act or to contribute to payments that each underwriter, dealer or agent may be required to make in respect thereto.

Underwriters, dealers and agents and their respective affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

David C. House, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, William E. Johnson, Esq., Senior Counsel of American Electric Power Service Corporation, or Ryan F. Aguiar, Esq., Senior Counsel of American Electric Power Service Corporation, will issue an opinion about the legality of the notes for us. Hunton Andrews Kurth LLP, New York, NY will issue an opinion for the agents or underwriters. From time to time, Hunton Andrews Kurth LLP acts as counsel to our affiliates for some matters.

EXPERTS

The financial statements of AEP Texas Inc. incorporated in this Prospectus by reference to the AEP Texas Inc. Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Table of Contents

THE COMPANY	2
PROSPECTUS SUPPLEMENTS	2
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	2
USE OF PROCEEDS	3	Unsecured Notes
DESCRIPTION OF THE NOTES	3
General	3
Redemptions	4
Remarketed Notes	4
Book Entry Notes - Registration, Transfer and Payment of Interest and Principal	4	PROSPECTUS
Note Certificates - Registration, Transfer, and Payment of Interest and Principal	6
Interest Rate	6
Fixed Rate Notes	7	The date of this
Floating Rate Notes	7	Prospectus is May 15, 2024
Events of Default	7
Modification of Indenture	8
Consolidation, Merger or Sale	8
Legal Defeasance	8
Covenant Defeasance	8
Governing Law	9
Concerning the Trustee	9
PLAN OF DISTRIBUTION	9
By Agents	9
By Underwriters	9
Direct Sales	9
General Information	9
LEGAL OPINIONS	10
EXPERTS	10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Filing Fees	**
Fees and Expenses of Trustee	*
Printing Expenses	*
Counsel Fees	*
Rating Agency Fees	*
Accountant Fees	*
Listing Fees	***
Miscellaneous Expenses	*
Total	*

*     Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
**    Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***    The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless, to the full extent permitted by law, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or any other person or entity against all expense, liability, losses and claims.

The Bylaws of the Company provide that the Company shall indemnify each person who is, was or has agreed to become a director or officer of the Company, or who has agreed to serve as a director, officer, employee or agent of the Company (or any other person or entity) at the request of the Board of Directors against all loss, liability and expenses to the fullest extent permitted by the General Corporation Law of Delaware. Notwithstanding the foregoing, no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Company, and no indemnification for employees or agents shall be made without the express authorization of the Board of Directors.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal actions or proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.

The above is a general summary of certain provisions of the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law and is subject in all respects to the specific and detailed provisions of the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law.

Reference is made to the Underwriting Agreement filed as Exhibit 1(a) hereto, respectively, which provide for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16.    Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Item 17.    Undertakings.

(a)The undersigned registrant hereby undertakes:

(i)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(ii)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(v)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

    Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. §201.24 and §230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit No.	Description

*1	Proposed form of Underwriting Agreement for the unsecured notes.

4(a)
Indenture, dated as of September 1, 2017, between AEP Texas Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. [Registration Statement No. 333-221643, Exhibits 4(a)-1, 4(a)-2; Registration Statement No. 333-228657, Exhibits 4(a)(3), 4(a)(4) and 4(a)(5); Registration Statement No. 333-230613, Exhibit 4(b); Registration Statement No. 333-253585, Exhibits 4(b), 4(c), and 4(d)].

*4(b)	Company Order and Officer’s Certificate to The Bank of New York Mellon Trust Company, N.A., dated May 6, 2021, establishing the terms of the 3.45% Senior Notes, Series J, due 2051.

*4(c)
Company Order and Officer’s Certificate to The Bank of New York Mellon Trust Company, N.A., dated May 18, 2022, establishing the terms of the 4.70% Senior Notes, Series K, due 2032 and the terms of 5.25% Senior Notes, Series L, due 2052.

*4(d)	Company Order and Officer’s Certificate to The Bank of New York Mellon Trust Company, N.A., dated May 24, 2023, establishing the terms of the 5.40% Senior Notes, Series M, due 2033.

*4(e)	Proposed form of Company Order for the unsecured notes.

*5	Opinion of William E. Johnson, Esq. with respect to the unsecured notes.

*23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of William E. Johnson, Esq. (included in Exhibit 5 filed herewith)

*24	Powers of Attorney and resolutions of the Board of Directors of the Company.

*25	Form T-1 re eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture.

*107	Filing Fee Table

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 15th day of May, 2024.

AEP TEXAS INC.

Benjamin G. S. Fowke, III*
Chair of the Board and
Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

(i)	Principal Executive
	Officer	Chair of the Board and	May 15, 2024
	Benjamin G. S. Fowke, III*	Chief Executive Officer

(ii)	Principal Financial
Officer:

	/s/ Charles E. Zebula	Vice President and	May 15, 2024
	Charles E. Zebula	Chief Financial Officer

(iii)	Principal Accounting
Officer:

	/s/ Kate Sturgess	Controller and Chief	May 15, 2024
	Kate Sturgess	Accounting Officer

(iv)	A Majority of the
Directors:

	Christian T. Beam*	Antonio P. Smyth*
	David M. Feinberg*	Judith E. Talavera*
	Benjamin G. S. Fowke, III*	Phillip R. Ulrich*
	Therace M. Risch*	Charles E. Zebula*
Peggy I. Simmons*

*By /s/ Charles E. Zebula			May 15, 2024
(Charles E. Zebula, Attorney-in-Fact)